UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – July 26, 2018

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                        ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2018, the Board of Directors (the “Board”) of Cooper-Standard Holdings Inc. (the “Company”) elected Matthew J. Simoncini to the Board, effective August 1, 2018.

Mr. Simoncini, 57, served as president, chief executive officer and a director of Lear Corporation (“Lear”) until his retirement in February 2018. He is presently serving as an advisor to Lear until the end of 2018. During his 21-year career at Lear, Mr. Simoncini served in numerous roles of increasing responsibility, including senior vice president and chief financial officer, senior vice president of finance and chief accounting officer, and vice president of global finance.

Mr. Simoncini will serve on the Audit Committee of the Board. He will receive compensation as a non-employee director on a pro rata basis for the remainder of the year in accordance with the Company's non-employee director compensation practices, which are described in the Company’s proxy statement for the 2018 annual meeting of stockholders that was filed on April 6, 2018. Mr. Simoncini is expected to enter into the Company’s indemnification agreement for officers and directors, the form of which is filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal period ended March 31, 2016.

There are no arrangements or understandings between Mr. Simoncini and any other person pursuant to which Mr. Simoncini was selected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Simoncini has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

/s/ Aleksandra A. Miziolek
Name: Aleksandra A. Miziolek
Title: Senior Vice President, General Counsel and Secretary
Dated: July 30, 2018